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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        ==============================

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                        ==============================

         Date of Report (Date of earliest event reported): May 12, 1998



                              GLOBAL SPORTS, INC.
                -----------------------------------------------
            (Exact name of registrant as specified in its charter)



          Delaware                   0-16611              04-2958132
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(State or other jurisdiction       (Commission          (IRS Employer
 of incorporation)                 File Number)       Identification No.)


                             555 S. Henderson Road
                      King of Prussia, Pennsylvania 19406
                      -----------------------------------
                        (Address of principal executive
                          offices, including zip code)


                                  610-337-2200
                                  ------------
               Registrant's telephone number, including area code
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     Effective May 12, 1998, Global Sports, Inc. ("Global Sports"), pursuant to a Stock Purchase Agreement entered into as of that date (the "Stock Purchase Agreement"), acquired all of the issued and outstanding shares of Gen-X Holdings, Inc., a Washington corporation, and Gen-X Equipment, Inc., an Ontario corporation (collectively, the "Gen-X Companies").

     The purchase price for the shares of capital stock of Gen-X Holdings, Inc. consisted of 1,500,000 shares of Global Sports common stock and contingent amounts equal to a maximum aggregate amount of $5 million. The contingent amounts were paid by the execution and delivery by Global Sports of subordinated contingent promissory notes in the maximum aggregate amount of $4.5 million and mandatorily redeemable Global Sports preferred stock with a maximum aggregate redemption amount of $500,000. All of the contingent amounts are payable over a five-year period and are contingent upon the Gen-X Companies achieving certain sales and gross profit targets.

     The consideration for the common shares of Gen-X Equipment, Inc. was $1,350,000, paid by the execution and delivery by Global Sports of subordinated promissory notes in the aggregate principal amount of $1,350,000 (the "Promissory Notes"). The Promissory Notes are repayable, together with interest at the rate of seven percent per annum, upon the earlier of (i) January 1, 1999, and (ii) the date that is three business days after the consummation of a firmly underwritten public offering of Global Sports common stock resulting in proceeds to Global Sports in an amount not less than $20,000,000; provided, however, that if the Promissory Notes become due and payable on January 1, 1999, and if the Board of Directors of Global Sports, in its good faith judgment, believes at such time that it would be detrimental to Global Sports to make such payment, then the Promissory Notes shall become due and payable in four equal consecutive quarterly payments of principal commencing March 31, 1999. If the Promissory Notes become due and payable in four equal consecutive quarterly payments, commencing March 31, 1999, then the Promissory Notes shall accrue interest at the Prime Rate (as defined in the Stock Purchase Agreement) and Michael G. Rubin, Chairman and CEO of Global Sports, shall guaranty, on a non-recourse basis, the payment of the Promissory Notes and shall pledge as security for such guaranty 500,000 shares of Global Sports common stock owned by him.

     The Gen-X Companies were privately-held companies based in Toronto, Ontario, specializing in selling off-price sporting goods and winter sports equipment (including ski and snowboard equipment), in-line skates, sunglasses, skateboards and specialty footwear.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial Statements of Businesses Acquired.

          It is impracticable to provide the required financial statements for the acquired business at the time of this Report. Pursuant to Item 7(a)(4), the registrant will file the required financial statements as soon as practicable but not later than July 27, 1998.

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     (b) Pro Forma Financial Information.

          It is impracticable to provide the required pro forma financial information at the time of this Report. Pursuant to Item 7(b)(2), the registrant will file the required pro forma financial information as soon as practicable but not later than July 27, 1998.

     (c)  Exhibits.

          2.1 Stock Purchase Agreement dated as of May 12, 1998 by and among Global Sports, Inc., DMJ Financial, Inc., James J. Salter, Kenneth J. Finkelstein and certain other individuals and entities (the exhibits and schedules identified in the Stock Purchase Agreement shall be furnished to the Securities and Exchange Commission upon request).

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 27, 1998                 GLOBAL SPORTS, INC.


                              By:   /s/ Michael G. Rubin
                                   --------------------------
                                    Michael G. Rubin
                                    Chairman and CEO

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                                 EXHIBIT INDEX

EXHIBIT NO.    DESCRIPTION
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     2.1       Stock Purchase Agreement dated as of May 12, 1998 by and among
               Global Sports, Inc., DMJ Financial, Inc., James J. Salter,
               Kenneth J. Finkelstein and certain other individuals and entities.

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